FEE AGREEMENT

THIS FEE AGREEMENT (the "Agreement") is made and entered into on September 2, 2007, between Newbridge Securities Corporation, a Virginia corporation ("Newbridge"), and NNRF, Inc. ("Borrower").

RECITALS:

WHEREAS, Newbridge has introduced Professional Offshore Opportunity Fund, LLC (the "Lender") to the Borrower so that they may explore potential business transactions between them;

WHEREAS, the Lender and the Borrower have entered into one or more separate agreements (Exhibit A) whereby the Lender will make a loan to the Borrower, and, in connection therewith, the Borrower has agreed to pay Newbridge a fee in consideration for its introduction of the Lender to the Borrower;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Services Provided; Representations and Warranties. Newbridge's role has been limited to making an introduction of the Lender to the Borrower. The parties represent and warrant that:

a. Newbridge has not been involved in any negotiations regarding any terms or conditions of any potential transaction between the Borrower and the Lender;

b. Newbridge has not been involved in any due diligence efforts by either the Borrower or the Lender with respect to a potential transaction, nor has Newbridge provided any advice as to the advisability or feasibility of any such transaction; and

c. Newbridge has not had any discussions with the Borrower or the Lender regarding securities, nor has it made any recommendations with respect to the characteristics or desirability of securities related to any potential transaction.

2. Compensation. Upon the closing of the transaction between the Lender and the Borrower (Closing Date), the Borrower shall pay a cash fee of $100,000 (one hundred thousand dollars); which shall be paid as follows: 50% within 10 days of the Closing Date and the balance 30 days from the Closing Date. In addition, the Borrower, on the Closing Date, shall issue 150,000 (one hundred fifty thousand) shares of common stock to Newbridge or assignees.

3. Independent Contractor. The parties hereto acknowledge and agree that the parties are independent contractors as to each other, and that nothing in this Agreement is intended to cause either party to be an employee, fiduciary, agent, legal representative, partner or servant of the other for any purpose whatsoever.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NEWBRIDGE SECURITIES CORPORATION

By: /s/ Douglas K. Aguililla
Name: Douglas K. Aguililla
Title: Director of Investment Banking

THE BORROWER:

NNRF, INC.

By: /s/ Todd Sinclair
Name: Todd Sinclair
Title: Chief Financial Officer